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                                                                    Exhibit 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of PerkinElmer, Inc., (formerly EG&G, Inc.) of our report dated April 9, 1998, relating to the consolidated financial statements of Lumen Technologies, Inc. (formerly BEC Group, Inc.), which appears in PerkinElmer, Inc.'s (formerly EG&G, Inc.'s) Report on Form 8-K/A dated March 30, 1999.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
November 16, 1999